Exhibit 10.32



                       CONSULTING AND ASSISTANCE AGREEMENT


AGREEMENT dated this ____ day of April, 1999, by and between SURGICAL SAFETY PRODUCTS, INC., a Florida corporation with a principal place o business at 2018 Oak Terrace, Sarasota, Florida 34231 (hereinafter the "Company"), and THE KORITZ GROUP, LLC, a Connecticut limited liability company in formation with a principal place of business at 48 Old Mill Road, Greenwich, Connecticut 06831 (hereinafter "Koritz").

                                   WITNESSETH:

WHEREAS, Koritz is, inter alia, engaged in the business of identifying, reviewing, analyzing, structuring and implementing various and diverse business and financial relationships and transactions on behalf of its clients;

WHEREAS, the Company has expressed an interest in retaining Koritz, on a non-exclusive basis, to provide consulting services in connection with the review, analysis, structure and , if feasible, implementation of various and diverse business and financial relationships and transactions; and

WHEREAS, Koritz is prepared to use its best efforts, expertise and network of clients and contacts to provide said consultation services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained, herein, the parties hereto agree as follows:

1.    Engagement

     A. The Company hereby engages Koritz, and Koritz hereby accepts to be come engaged by the Company, as a Consultant to seek to "assist" ( as such term is hereinafter defined) the Company in accomplishing the following tasks:

            (a) initially raise equity or debt financing in an amount up to Fifteen Million ($15,000,000.00) Dollars, either in lump sum or in staged financing, as the case may be, and to thereafter raise equity or debt financing as the Company may request ("Investment Financing");

            (b) arrange trade financing for the production, sale, lease, rental or other disposal of its products and services ("Trade Financing"); and

            (c) arrange a sale, a merger, a consolidation of the Company, joint ventures or strategic alliances with other appropriate businesses ("Business Arrangements").

     B. For the Purpose of this Agreement, as ti concerns Koritz' activities, "assist" will mean the introduction of a party to the Company, as


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evidenced  in a writing from  Koritz,  from whom the Company has not  previously obtained investment or trade financing, with whom the Company is ;not presently in ;negotiation with for such financing or with whom the Company otherwise has not done business with and at the request and direction of the Company to assist the Company in structuring and negotiating an arrangement with such a party. If the Company obtained financing from, is in negotiation with any party introduced by Koritz or otherwise has done business with such a party, the Company will provide evidence of such prior business to Koritz upon its written notification of such party.


2. Scope of Services and Non-Exclusivity. It is understood and agreed between the parties that:


            (a) Koritz will work in concert with the Company , at each time at the Company's request, to identify sources of capital and potential business relations with the objective of arranging meetings and thereafter, at the Company's request and expense, participate in such meetings, for:


                  (i) Investment Financing with such parties as venture capital firms, institutional and strategic investors and investment banks and others potentially interested in effecting or facilitating an investment into the Company;

                  (ii) Trade Financing with such parties as leasing- and insurance companies and other finance companies; and

            (b) the Company will use its best efforts to assist and cooperate with Koritz in the performance of its duties hereunder, including promptly providing all information and documentation reasonably requested by Koritz;

            (c) Koritz may provide its services at those times (day or evening) and from those locations (via telephone, telefax and/or e-mail) as mutually agreed between Koritz and the Company; and

            (d) the Company may engage other third parties to assist it in raising and/or providing investment or trade financing and arranging business arrangements.

4.    Success Fee.

     A. Unless otherwise specifically agreed in writing between the parties, in consideration for the consulting services to be rendered by Koritz hereunder, the Company will pay Koritz a fee (the "Success Fee") if Koritz successfully assists the Company to:


            (a) secure Trade Financing, a Success Fee equal to two and one-half (2.5%)percent of the aggregate amounts of such Trade Financing, payable in cash each time and for so long as the Company avails itself of such Trade Financing;

            (b) arrange Business Arrangements, a Success Fee equal to ten (10%) percent of the value of each such Business Arrangement, payable in the same currency (cash or in kind, as the case may be) at each closing thereof and /or thereafter as the Company and/or its shareholders receive


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remuneration   and/or   benefits   deriving  from  such  Business   Arrangement.
Notwithstanding the foregoing, if the value of a business Arrangement is not readily ascertainable at each closing thereof, as Koritz in its sole judgement shall determine, the Success Fee due at such closing will be computed in arrears over a period of sixty (60) months as of the end of each anniversary date from the date of such closing and be paid on or before the fifteenth (15th) day following each such anniversary date.

      B. All cash remuneration to which Koritz is entitled will be paid via wire transfer into such bank account as Koritz may direct.

      C. The Company will be free to accept or reject any prospective Investment Financing, Trade Financing or Business Arrangement Koritz proposes b so notifying Koritz in writing. Notwithstanding, if the Company enters into an arrangement for Investment financing, Trade Financing or Business Arrangement within one hundred eighty (180) days following its written notice of rejection on terms and conditions less favorable to the Company (excluding computation of the Success Fee), the Company will pay Koritz the sum of One Hundred Thousand (100,000.00) Dollars at each such closing thereon.

5. Investment Financing. In the event Investment Financing is secured, the Company will pay compensation equal to ten percent (10%) of the amount of equity or debt raised as a success fee to the person or entity placing such equity or debt; provided that such person or entity is qualified to receive such compensation in the state of residence of the investor, and in addition, the Company will issue warrants, exercisable at any time up to the last business day of the thirty sixth (36th) month from the date of each such closing, and which will provide that such person or entity will have the right to acquire equity securities of the Company of the same class and at the same price as the party making the Investment Financing is entitled, if any, each time up to the amount of the Success Fee. The said warrant and underlying securities will be issued to Koritz subject to usual and standard restrictions, such as restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Act"), and rights and privileges, such as:

      (a) pre-emptive and anti-dilution rights; in the event of a change or adjustment in or to the Company's capital structure and/or total number of outstanding securities, each warrant, if and when issued, and the underlying securities will be subject to standard proportional dilution and, if provided to other, pre-emptive rights, and the appropriate proportional adjustments will be made in the number and/or kind of underlying securities for which the unexercised portion of warrant may thereafter be exercised; and

      (b) piggy back registration; if the party making the Investment Financing is granted the right to register his/its securities, such person or entity will have the same right of registration at the Company's sole cost and expense.

5. Conflict. The Company expressly understands that Koritz and/or its managers, partners, shareholders, officers, directors, affiliates or representatives may have an ownership interest in, be a director or officer of, or otherwise be in a contractual relationship with a party (a) from whom the Company may obtain Investment Financing or Trade Financing, (b) with whom the Company may enter into a Business Arrangement, or (c) from whom/which Koritz, et al., may receive compensation independent of, and in addition to, the Success Fee due and payable pursuant to this Agreement. The Company hereby expressly waives and all direct or indirect conflict that may arise from any such relationships; provided that in each instance the Company has been informed of its existence.


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6.    "No Shopping".

      A. In the event the Company discloses the existence or contents of any letter of intent or other documentation procured by Koritz in respect of any Investment Financing, Trade Financing or Business Arrangement to any third party for the purpose of seeking to obtain financing or establishing a business relationship without having first obtained Koritz's written consent each time, the Company's right of termination will be waived until Koritz has been compensated as follows: (a) this Agreement will remain in effect in accordance with its terms, (b) any third party to whom unauthorized information was disclosed, directly or indirectly, will be deemed Investment Financing, Trade Financing or a Business Arrangement, as the case may be, procured by Koritz pursuant to this Agreement, and (c) Koritz will be entitled in each such instance to the Success Fee as herein provided.

      B. To prevent any such unauthorized disclosure, the Company will make its best efforts to exercise such control and take such actions as are necessary and appropriate with respect to the officers, directors and employees of the Company and related companies controlling, controlled by or under common control with the Company.

7. Expenses. Forthwith upon its submission of an invoice therefor to the Company, the Company will reimburse Koritz for any pre-approved disbursements or expenses advanced by Koritz on behalf of the Company in the performance of this Agreement.

8.    Confidentiality and Non-Circumvention.

      A. Each party will treat information provided by the other party pursuant to this Agreement as confidential ( as it relates to the Company, the
"Confidential Information"; as it relates to Koritz, the "Confidential Contacts"). The recipient thereof will not, directly or indirectly (a) transfer or disclose any Confidential Information or Confidential Contacts, as the case may be, to any third party (other than its representatives as hereinafter provided or otherwise as required by law), (b) use any Confidential Information or Confidential Contacts, as the case may be, for any purpose other than for its representatives without the prior written approval of the disclosing party.

      B.    As used herein:

            (a) as it relates to the Company, "Confidential Information" will include, regardless of the medium, all confidential and proprietary information so marked when disclosed, including financial data, research, know-how, test data, technology, and other trade secrets relating to the Company, furnished or made available by the Company. Notwithstanding the foregoing, the Company's Confidential Information will not include information Koritz can evidence was prior to its receipt (i) in the public domain (other than as a result of a breach of this Agreement), (ii) in Koritz's possession, or (iii) independently known through a party other thank the Company, which party has no duty of confidentiality and otherwise has the right to disclose same; and

            (b) as it relates to Koritz, "Confidential Contacts" will include any person, firm or entity with whom/which Koritz has contact or done business, except any Confidential Contact from whom/which the Company can evidence it has previously obtained Investment Financing or Trade Financing or with whom/which it has otherwise done business, as the case may be, prior to the date Koritz makes such Confidential Contact available to the Company.



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      C. Except as specifically  agreed to in writing  between the parties,  the
Company agrees it will not, directly or indirectly without first having obtained Koritz' written consent: (a) negotiate or enter into, or attempt to negotiate or enter into, any agreement, covenant or understanding, written or oral, with any Confidential Contacts in regard to Investment Financing, Trade Financing or Business Arrangements, nor (b) advise others to utilize Confidential Contacts for investment or trade finance or business arrangements, nor (c) deal directly or interfere with, circumvent, frustrate or otherwise impede in any manner the relationship of Koritz with any Confidential Contacts.

     D. The recipient of any Confidential Information and Confidential Contacts, as the case may be:

            (a) will take all necessary or appropriate action to (i) protect the Confidential Information or the Confidential Contacts, as the case may be, which standard of protection will be no less stringent than it takes to protect its own proprietary and confidential information, and (ii) prevent its employees, agents and/or representatives from acting in a manner inconsistent with the terms of this Agreement; and

            (b) may disclose same to its employees, agents and/or representatives having a need for access thereto by virtue of his/its employment or engagement by recipient, and who/which have been instructed as to, and have agreed in writing to be bound by, the terms and conditions of this Agreement or other agreement no less stringent than herein set forth prior to the disclosure of the Confidential Information or Confidential Contacts, as the case may be.

9. Equitable Relief. Each party hereto agrees that any violation of this Agreement by one party will result in irreparable injury to the other party, because the Confidential Information, as it concerns the Company, and the Confidential Contacts, as it concerns Koritz, and the fruits thereof are valuable in ways not susceptible to full and accurate valuation or have an adequate remedy at law in the event the other party breaches the provisions of this Agreement. Accordingly, the Company and Koritz, as the case may be, will be entitled to injunctive relief or other equitable remedy (without the necessity of posting a bond) to prevent, curtail or enforce any such breach, threatened or actual, or the performance of this Agreement. The foregoing will be in addition, and without prejudice, to such other rights as the Company and Koritz may have law or in equity. The parties each acknowledge and agree that the covenants contained herein are necessary for the protection of the other party's legitimate business interest, and are reasonable in scope.

10. Indemnification. The Company and Koritz will indemnify and hold each other and their respective directors, employees, agents and controlling persons, harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, including all reasonable fees and expenses of counsel, whether or not resulting in any liability relating to or arising from any acts taken by Koritz and the Company, as the case may be, for the other pursuant to this Agreement; provided, however, that neither the Company no Koritz will not be responsible for any losses, claims, damages, liabilities or expenses relating to or arising from the other's gross negligence or intentional wrongdoing. Nothing in this Agreement will be interpreted so as to create an agency between the Company and Koritz, nor will Koritz or the Company act in any manner so as to bind the other vis-a-vis third parties without first having obtained the other party's written consent.




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12    Termination.

      A. Either party may terminate this Agreement upon five (5) days prior written notice to the other party.

      B.    As of the date that termination of this Agreement becomes effective:

            (a)   Koritz will forthwith cease to perform its duties hereunder;

            (b) the Company will pay, or complete the payment of, each Success Fee and issue warrants due or to become due and owing to Koritz for it services rendered prior to termination of this Agreement to, and the permissible use of Confidential Contacts by the Company prior to and following termination of this Agreement, together with any outstanding invoices for approved expenses; and

            (c) Notwithstanding anything to the contrary contained herein, the provisions of this Agreement relating to the payment of fees, warrants, expenses, confidentiality, and their enforcement, indemnification and evidence of transactions will survive termination of this Agreement.

13. Evidence of Transactions. The Company will provide Koritz with copies of all documents relating to any potential or completed transaction relating to this Agreement forthwith upon its receipt or creation, and will keep Koritz appraised of all communications and financial information relating to such transaction.

16.   Arbitration.

      A. Any controversy or dispute arising out of or in connection with this Agreement, or the breach thereof ("Dispute"), will be finally settled by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at that time. Any such arbitration will take place in the City of New York, New York before one (1) arbitrator; however, if the parties hereto disagree as to such appointment, the arbitration will be before three (3) arbitrators, one of whom to be designated by the Company, one by Koritz and the third by the two arbitrators so designated. All of the arbitrators so designated will be practicing attorneys in the State of New York, but none need be designated from any list or panel published by the AAA or any other arbitration association. The decision by the arbitrators will state the reasons for the award, and will be binding and conclusive upon the parties, their successors and assigns, all of whom will comply with such decision in good faith as if it were a final decision of a court. Each party hereby submits itself to the jurisdiction of the appropriate courts in the City of New York, New York for the entry of judgment with respect to the decision of the arbitrators hereunder. Notwithstanding the foregoing, judgment upon the award may be entered in any court having jurisdiction thereof.

      B. The arbitrators will have the power to (i) order the production of documents under the New York Rules of Civil Procedures by one party for inspection and reproduction by the other party, (ii) in addition to damages and other remedies available at law, grant preliminary and/or permanent injunctive relief, and (iii) order specific performance and/or other equitable relief.

      C. Notwithstanding anything to be contrary contained in this Agreement, a party may seek equitable relief in court until such time as the arbitrator(s) have been appointed as set forth above.



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17.   Costs.

      A. In the event of a Dispute leading to arbitration or a court proceeding as set forth hereinabove, the losing party will reimburse the prevailing party its "Costs" (as hereinafter defined). As used herein, the term "Costs" will include reasonable attorneys' fees and costs of arbitration or court recovery of a money award and other relief (including, but not limited to, settlement negotiations), and all costs of preparing for and pursuing claims or defenses or both, as the case may be, including, but not limited to, gathering and compiling evidence, witness fees and travel and related costs, document reproduction, as well as costs incurred in determining the reasonableness of attorneys' fees and executing the award or the settlement agreement, as the case may be. The arbitrators will, in the first instance, include Costs of the arbitration in the award, and the arbitrator or the courts, as the case may be, will adjudge any other Costs on the basis of the Dispute as a whole.

      B. If the arbitrators or the court determines that: (i) neither party prevailed, each party will bear it's own Costs; or (ii) if a party only partially prevailed, such partially prevailing party will be awarded a pro-rata portion of its Costs.

18. Notice. Any notice or other communication required or authorized to be given by either party to the other hereunder will be deemed given by either party to the other hereunder will be deemed given when received in writing, either personally or by registered mail, telex, telegraph, cable or telefax (postage or other charges prepaid), addressed as first above written or to such other address as a party has given notice in like manner. Any notice give to Koritz will also be given to Gregory Harmer, Esq., Robinson & Cole, LLP, Financial Centre, 695 Main Street, Stamford, Connecticut 06904-2305, and any notice given to the Company will also be given to ___________________________________________
-----------------------------------------------------------------------.

19. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supercedes all prior discussions and writings with respect hereto. No modifications or alterations of this Agreement or waiver of any of its provisions will be effective unless made in writing, and signed by each party hereto.

20. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws.)

21. Cooperation. Each party hereto agrees to execute all documents and take such actions as are appropriate or may be reasonably requested by the other party so as to effectuate the terms and discharge the responsibilities of such party under this Agreement.

23. Miscellaneous. This Agreement may be executed in counterparts. No representations relating to the subject matter of this Agreement have been made or relied upon by any party that is not set forth herein. This Agreement may not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, Koritz may assign this Agreement to a person, firm or entity controlling, controlled by or under common control with Koritz. The invalidity or uneforceability of any particular provision of this Agreement will not affect the other provisions, and this Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.

NOW, THEREFORE, the parties hereto have executed this Agreement as of the date first above written.



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SURGICAL SAFETY PRODUCTS, INC.

By: /s/ FRANK CLARK
--------------------------------
           Frank Clark,
      President & CEO


THE KORITZ GROUP, LLC

By: /S/BJORN KORITZ
------------------------------
      Bjorn Koritz